AMENDMENT TO INVESTMENT MANAGEMENT AGREEMENT

Between

T. ROWE PRICE RETIREMENT FUNDS, INC.

On behalf of the Retirement Funds (as defined in Schedule A)

and

T. ROWE PRICE ASSOCIATES, INC.

 This Amendment (the “Amendment”) to the Investment Management Agreement is made as of the 10th day of May, 2023, by and between T. Rowe Price Retirement Funds, Inc. (the “Corporation”), a corporation organized and existing under the laws of the State of Maryland, on behalf of each Fund listed in Schedule A-1 and Schedule A-2 to this Amendment (each a “Fund” and collectively the “Funds”) and T. ROWE PRICE ASSOCIATES, INC. (the “Manager”), a corporation organized and existing under the laws of the State of Maryland.

W I T N E S S E T H:

 WHEREAS, the Manager has entered into separate Investment Management Agreements with the Corporation, on behalf of each T. Rowe Price Retirement 2005 Fund, T. Rowe Price Retirement 2010 Fund, T. Rowe Price Retirement 2015 Fund, T. Rowe Price Retirement 2020 Fund, T. Rowe Price Retirement 2025 Fund, T. Rowe Price Retirement 2030 Fund, T. Rowe Price Retirement 2035 Fund, T. Rowe Price Retirement 2040 Fund, T. Rowe Price Retirement 2045 Fund, T. Rowe Price Retirement 2050 Fund, T. Rowe Price Retirement 2055 Fund, T. Rowe Price Retirement 2060 Fund, and T. Rowe Price Retirement Balanced Fund (each an “Agreement” and collectively the “Agreements”), as amended February 5, 2020 and July 1, 2021 (the “Prior Amendments”);

 WHEREAS, the Manager has entered into a separate Investment Management Agreement with the Corporation, on behalf of the T. Rowe Price Retirement 2065 Fund (the “2065 Agreement”), as amended July 1, 2021;

 WHEREAS, the Funds’ Board of Directors (the “Board”), including a majority of the directors who are not interested persons of each Fund, has approved, effective May 10, 2023, the creation of the T. Rowe Price Retirement 2005 Fund—I Class, T. Rowe Price Retirement 2010 Fund—I Class, T. Rowe Price Retirement 2015 Fund—I Class, T. Rowe Price Retirement 2020 Fund—I Class, T. Rowe Price Retirement 2025 Fund—I Class, T. Rowe Price Retirement 2030 Fund—I Class, T. Rowe Price Retirement 2035 Fund—I Class, T. Rowe Price Retirement 2040 Fund—I Class, T. Rowe Price Retirement 2045 Fund—I Class, T. Rowe Price Retirement 2050 Fund—I Class, T. Rowe Price Retirement 2055 Fund—I Class, T. Rowe Price Retirement 2060 Fund—I Class, T. Rowe Price Retirement 2065 Fund—I Class, and T. Rowe Price Retirement Balanced Fund—I Class (each, an “I Class,” and together, the “I Classes”), each a separate class of each Fund;

 WHEREAS, the Board, including a majority of the directors who are not interested persons of each Fund, has approved the addition of each I Class to the relevant Agreement or the 2065 Agreement, as applicable; and

 WHEREAS, the parties hereto desire to amend each Agreement and 2065 Agreement.

 NOW, THEREFORE, in consideration of the premises and the mutual promises hereinafter set forth, the parties hereto agree as follows:

1. Solely with respect to the Funds listed on Schedule A-1 to this Amendment, Schedule B of each Agreement is replaced in its entirety with Schedule B attached to this Amendment.

2. Solely with respect to the T. Rowe Price Retirement 2065 Fund listed on Schedule A-2 to this Amendment, Schedule A of the 2065 Agreement is replaced in its entirety with the per annum fee rates reflected in Schedule B attached to this Amendment.

3.  All other terms and conditions of each Agreement and the 2065 Agreement remain in full force and effect.

 IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be signed by their duly authorized signatories as of the day and year first above written.

Attest:	T. ROWE PRICE RETIREMENT FUNDS, INC.
/s/Shannon Hofher Rauser _______________________________________ Shannon Hofher Rauser, Assistant Secretary	/s/Fran Pollack-Matz By:_______________________________________ Fran Pollack-Matz, Vice President

Attest:	T. ROWE PRICE ASSOCIATES, INC.
/s/Kathryn L. Reilly _______________________________________ Kathryn L. Reilly, Assistant Secretary	/s/Laura Chasney By:_______________________________________ Laura Chasney, Vice President

CAPS\DOCUMENTS\Investment Management Agreements\Retirement Investment Management Agreement.docx

Schedule A-1: Retirement Funds

Retirement Funds	Effective Date
T. Rowe Price Retirement 2005 Fund	May 10, 2022
T. Rowe Price Retirement 2010 Fund	May 10, 2022
T. Rowe Price Retirement 2015 Fund	May 10, 2022
T. Rowe Price Retirement 2020 Fund	May 10, 2022
T. Rowe Price Retirement 2025 Fund	May 10, 2022
T. Rowe Price Retirement 2030 Fund	May 10, 2022
T. Rowe Price Retirement 2035 Fund	May 10, 2022
T. Rowe Price Retirement 2040 Fund	May 10, 2022
T. Rowe Price Retirement 2045 Fund	May 10, 2022
T. Rowe Price Retirement 2050 Fund	May 10, 2022
T. Rowe Price Retirement 2055 Fund	May 10, 2022
T. Rowe Price Retirement 2060 Fund	May 10, 2022
T. Rowe Price Retirement 2065 Fund	May 10, 2022
T. Rowe Price Retirement Balanced Fund	May 10, 2022

Schedule A-2: Retirement Funds

Retirement Funds	Effective Date
T. Rowe Price Retirement 2065 Fund	May 10, 2022

Schedule B: Per Annum Fee Rates

Investor Class, Advisor Class, and R Class
Years to Target Date		Annual Fee Rate (%)
All prior years		0.64
35		0.64
34		0.64
33		0.64
32		0.64
31		0.64
30		0.63
29		0.63
28		0.63
27		0.63
26		0.63
25		0.62
24		0.62
23		0.62
22		0.62
21		0.61
20		0.60
19		0.60
18		0.60
17	0.60
16	0.60
15	0.59
14	0.59
13	0.59
12	0.59
11	0.59
10	0.58
9	0.58
8	0.58
7	0.57

6	0.56
5	0.55
4	0.55
3	0.55
2	0.54
1	0.54
0	0.53
(1)	0.53
(2)	0.53
(3)	0.53
(4)	0.52
(5)	0.51
(6)	0.51
(7)	0.51
(8)	0.50
(9)	0.50
Thereafter	0.49

Balanced Fund—Investor Class, Advisor Class, and R Class annual fee rate: 0.49%

I Class
Years to Target Date	Annual Fee Rate (%)
All prior years	0.46
35	0.46
34	0.46
33	0.46
32	0.46
31	0.46
30	0.45
29	0.45
28	0.45
27	0.45
26	0.45

25		0.44
24		0.44
23		0.44
22		0.44
21		0.44
20		0.43
19		0.43
18		0.43
17	0.43
16	0.43
15	0.42
14	0.42
13	0.42
12	0.42
11	0.42
10	0.41
9	0.41
8	0.41
7	0.40
6	0.40
5	0.39
4	0.39
3	0.39
2	0.38
1	0.38
0	0.37
(1)	0.37
(2)	0.37
(3)	0.37
(4)	0.37
(5)	0.36
(6)	0.36
(7)	0.36
(8)	0.35

(9)	0.35
Thereafter	0.34

Balanced Fund—I Class annual fee rate: 0.34%